                                                                   EXHIBIT 23.01


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of New Frontier Media, Inc. and Subsidiaries of our report dated May 23, 2000, accompanying the consolidated financial statements of New Frontier Media, Inc. and Subsidiaries for the years ended March 31, 2000 and 1999 which is part of the Annual Report on Form 10-K, and to the reference to us under the heading "Experts" in such registration statement.



                                            /s/ Spicer, Jeffries & Co.


                                            SPICER, JEFFRIES & CO.


Denver, Colorado
August 7, 2001

                                                                   EXHIBIT 23.02



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of New Frontier Media, Inc. and subsidiaries on Form S-3 of our report, dated May 18, 2001, appearing in the Annual Report on Form 10-K of New Frontier Media, Inc. and subsidiaries for the year ended March 31, 2001. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement.



/s/ Singer Lewak Greenbaum & Goldstein LLP



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
August 7, 2001